As filed with the Securities and Exchange Commission on May 17, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMSTOCK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	94-1667468 (I.R.S. Employer Identification No.)

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Jay Allison
Chairman of the Board of Directors and Chief Executive Officer
Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jack E. Jacobsen
Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
(214) 740-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑	Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common Stock, par value $0.50 per share	(1)(2)	(4)	(4)	N/A
Preferred Stock, par value $10.00 per share	(1)(2)	(4)	(4)	N/A
Debt Securities	(1)(2)	(4)	(4)	N/A
Guarantees of Debt Securities	(3)	(3)	(3)	N/A
Warrants	(1)(2)	(4)	(4)	N/A
Units	(1)(2)	(4)	(4)	N/A
Total			$1,000,000,000	$109,100
(1)There is being registered hereunder an indeterminate number or amount of common stock and preferred stock, principal amount of debt securities, warrants to purchase common stock or debt securities, or units consisting of combinations of any of the foregoing as shall have an aggregate offering price not to exceed $1,000,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000, less the aggregate dollar amount of all securities previously issued. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 457(i), the securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities.
(2)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, (the "Securities Act") this registration statement shall be deemed to register a currently indeterminate number of additional shares of our common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)Includes certain subsidiaries of Comstock Resources, Inc. identified in the "Table of Additional Subsidiary Guarantor Registrants", which may be guarantors of some or all of the debt securities registered hereunder and, as such, have been listed as co-registrants for the purpose of providing guarantees, if any. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to any such guarantees.
(4)Calculated pursuant to Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(5)Calculated pursuant to Section 457(o).

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Comstock Oil & Gas, LLC	Nevada	75-2272352
Comstock Oil & Gas-Louisiana, LLC	Nevada	28-0012430

The information in this prospectus is not complete and may be changed. We may not complete the offering and sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 17, 2021
Prospectus
Comstock Resources, Inc.
$1,000,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

We may offer and sell from time to time, in one or more offerings in one or more classes or series up to $1,000,000,000 of our:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants; and/or

•	units consisting of combinations of any of the foregoing (collectively, the "securities").
Our debt securities may be guaranteed by Comstock Oil & Gas, LLC and Comstock Oil & Gas-Louisiana, LLC, each a wholly-owned subsidiary of Comstock Resources, Inc.
This prospectus provides you with a general description of these securities. No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of the securities registered hereunder. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement described under the heading "Incorporation of Certain Information by Reference" carefully before you invest in our securities.

We may offer the securities to or through underwriters, dealers and agents designated from time to time, or directly to purchasers, on a continuous or delayed basis, at prices and on terms to be determined at the time of the offering. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more information on this topic, please see "Plan of Distribution" in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol "CRK."

Investing in any of our securities involves a high degree of risk. Please see "Risk Factors" beginning on page 4 of this prospectus, as well as the "Risk Factors" incorporated by reference herein and in any applicable prospectus supplement from our most recent Annual Report on Form 10-K and other reports and information that we file with the Securities and Exchange Commission for a discussion of certain risks that you should consider in connection with an investment in any of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [●], 2020

About this Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the "SEC", utilizing what is commonly referred to as a shelf registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the "Securities Act." Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information incorporated by reference and as described below under the heading "Where You Can Find Additional Information."
You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date of the respective document.
Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to "Comstock," the "Company," "we," "us," and "our" mean Comstock Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, debt securities, warrants, and units consisting of combinations of any of the foregoing collectively as the "securities."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." These forward-looking statements are identified by their use of terms such as "expect," "estimate," "anticipate," "project," "plan," "intend," "believe" and similar terms. All statements, other than statements of historical facts, included in this prospectus are forward-looking statements, including statements regarding:
•amount and timing of future production of oil and natural gas;
•amount, nature and timing of capital expenditures;
•the number of anticipated wells to be drilled after the date hereof;
•the availability of exploration and development opportunities;
•our financial or operating results;
•our cash flow and anticipated liquidity;
•operating costs including lease operating expenses, administrative costs and other expenses;
•finding and development costs;
•our business strategy; and
•other plans and objectives for future operations.
Any or all of our forward-looking statements in this prospectus involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Our actual results can be materially affected by a number of factors, including, among others:
•the risks described in "Risk Factors" and elsewhere in this prospectus and in any accompanying prospectus supplement;
•the volatility of prices and supply of, and demand for, oil and natural gas;
•the timing and success of our drilling activities;
•the numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and actual future production rates and associated costs;
•our ability to successfully identify, execute or effectively integrate future acquisitions;
•the usual hazards associated with the oil and natural gas industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;
•our ability to effectively market our oil and natural gas;
•the availability of rigs, equipment, supplies and personnel;
•our ability to discover or acquire additional reserves;
•our ability to satisfy future capital requirements;
•changes in regulatory requirements, including the impact of legislation related to climate change and hydraulic fracturing;
•general political or economic conditions, status of the financial markets and competitive conditions either globally or in jurisdictions in which we operate
•the occurrence or threat of epidemic or pandemic diseases, such as the ongoing novel coronavirus ("COVID 19") pandemic, or any government response to such occurrence or threat; and
•our ability to retain key members of our senior management and key employees.

    This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement, including, without limitation, the "Risk Factors" incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports and information that we file with the SEC from time to time. New factors may also emerge from time to time that could materially and adversely affect us and, except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

COMSTOCK RESOURCES, INC.
Our Company
We are an independent energy company operating primarily in the Haynesville shale, a premier natural gas basin located in North Louisiana and East Texas with superior economics and geographical proximity to the Gulf Coast markets. We are focused on creating value through the development of our substantial inventory of highly economic and low-risk drilling opportunities in the Haynesville and Bossier shales.
Corporate Information
Our common stock is listed and traded on the New York Stock Exchange, or the "NYSE", under the symbol "CRK," and we are engaged in the acquisition, development, production, and exploration of oil and natural gas. Our executive offices are located at 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034, and our telephone number is (972) 668-8800. Our website address is www.comstockresources.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussions of risks and uncertainties:
•under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus;
•under this heading or similar headings, such as "Quantitative and Qualitative Disclosures About Market Risk," in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K; and
•in any other place in this prospectus, any applicable prospectus supplement, as well as in any document that is incorporated by reference in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act.
See the section entitled "Where You Can Find Additional Information" in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, financial condition, and results of operations. Please also refer to the section entitled "Cautionary Note Regarding Forward-Looking Statements" above.

USE OF PROCEEDS
Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus:

•	to repay or refinance certain existing indebtedness;

•	to finance acquisitions and the development and exploration of our properties; and

•	for general corporate purposes.
We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering and will be described in any accompanying prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.50 per share, and 5,000,000 shares of preferred stock, par value $10.00 per share. At May 17, 2021 we had 232,410,218 shares of common stock, and 175,000 shares of Series B Redeemable Convertible Preferred Stock issued and outstanding. At that date, we also had outstanding performance share units equivalent to up to 2,272,976 shares of our common stock that would be issuable based on achievement of the performance criteria under the terms of our performance share unit awards.
The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Nevada law for a complete statement of the terms and rights of our capital stock.
Common Stock
Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have no right to cumulate votes in the election of directors, thus, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus, and any related prospectus supplement, will also be fully paid and non-assessable.
Dividends may be paid to the holders of common stock when, as, and if declared by the board of directors out of funds legally available for their payment, subject to the rights of the holders of preferred stock, if any. We have not paid dividends on our common stock since 2014. Any future determination as to the payment of dividends will depend upon the results of our operations, capital requirements, our financial condition and such other factors as our board of directors may deem relevant.
In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock. Although our Second Amended and Restated Articles of Incorporation do not specifically deny preemptive rights, pursuant to Nevada law, our stockholders do not have preemptive rights with respect to shares that are registered under Section 12 of the Exchange Act and our common stock is so registered.
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC is transfer agent and registrar for our common stock.
Listing
Our common stock is quoted on the NYSE under the symbol "CRK." Shares of our Series B Preferred Stock (defined below) are not listed on any national exchange.
Preferred Stock
General
Subject to limitations prescribed by Nevada law and our Second Amended and Restated Articles of Incorporation ("Articles of Incorporation"), our board of directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series; provided that approval by our holders of Series B Preferred Stock is required to classify and issue one or more series of preferred stock ranking senior or pari passu to the Series B Preferred Stock. In July 2019, our board of directors approved the classification and designation of 210,000 shares of authorized preferred stock as Series A Redeemable Convertible Preferred Stock ("Series A Preferred Stock") and 175,000 shares of authorized preferred stock as Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") in connection with the consummation of the merger of Covey Park Energy LLC, a Delaware limited liability company, with and into Comstock. All shares of Series A Preferred Stock were redeemed in May 2020. All outstanding shares of Series B Preferred Stock are fully paid and non-assessable. The following is a summary of the material rights, preferences and privileges of the designated Series B Preferred Stock as contained in the Certificate of Designations filed July 16, 2019 (the "Certificate of Designations").
Ranking
The Series B Preferred Stock ranks senior to our shares of common stock and any shares of capital stock not expressly ranking senior to or pari passu with the Series B Preferred Stock as to the payment of dividends and distributions of assets upon the liquidation, dissolution or winding up of Comstock.
Voting Rights
Holders of Series B Preferred Stock have limited voting rights under Nevada law, our Second Amended and Restated Articles of Incorporation and the terms of the Certificate of Designations. Under the terms of the Certificate of Designations, in addition to certain other actions, we may not, without the affirmative vote of at least a majority of the holders of the Series B Preferred Stock voting as a single class: (i) pay any dividends in respect of junior stock, subject to customary exceptions; (ii) issue any capital stock ranking senior or pari passu to the Series B Preferred Stock; (iii) delist our common stock from a national securities exchange or enter into certain merger or acquisition transactions; provided, however, the Series B Preferred Stock will not have a right to vote on any material sale of assets, merger, consolidation or Change of Control transaction (discussed below) if we agree to redeem the Series B Preferred Stock in full for cash in the amount determined pursuant to the terms of the Certificate of Designations; (iv) amend the terms of the Articles of Incorporation or the Certificate of Designations in whole or in part, by merger, consolidation or otherwise, so as to adversely affect the rights, preferences, privileges or powers of the shares of Series B Preferred Stock; (v) voluntarily authorize, declare or initiate any bankruptcy, liquidation or dissolution proceedings, (vi) issue any equity securities of its subsidiaries other than to another subsidiary or in connection with the contribution of any assets or cash in excess of $10.0 million to any person that is not wholly-owned by the Company; or (vii) enter into any agreement that expressly prohibits us from declaring and paying dividends to the holders of the Series B Preferred Stock.
Dividends
Holders of Series B Preferred Stock shall be entitled to receive dividends in an amount equal to a dividend rate of 10% per annum on the Liquidation Value (as defined in the Certificate of Designations). Dividends will be paid in arrears on March 31, June 30, September 30 and December 31 of each year. The dividend rate may be increased by up to 6% per annum in the event that (i) we do not pay a dividend in full on the applicable dividend date, or (ii) our common stock ceases to be listed or quoted on any national securities exchange.
Dividends are paid in cash to the extent we have funds legally available for payment and our board of directors declares a cash dividend payable. Unless all accrued dividends are paid, we may not declare dividends on shares of capital stock ranking junior to the Series B Preferred Stock, subject to customary exceptions.
Liquidation Preference
In the event of any liquidation, winding up or dissolution of Comstock, each holder of Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders, in accordance with the ranking of the Series B Preferred Stock discussed above, an amount in cash per share of Series B Preferred Stock equal to the greater of (i) the Liquidation Value per share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends on such share of Series B Preferred Stock, and (ii) solely in the event that a liquidation, winding up or dissolution of Comstock occurs following the 12-month anniversary of the initial issue date of the Series B Preferred Stock, the market value of the number of shares of common stock into which a share of Series B Preferred Stock is convertible determined as of the trading day immediately prior to such liquidation, winding up or dissolution.
Holder Conversion
Each holder may convert any or all shares of Series B Preferred Stock into shares of common stock at the then-prevailing Conversion Rate (as defined in the Certificate of Designations). Holders may receive cash in lieu of fractional shares. The Conversion Price (as defined in the Certificate of Designations) of the Series B Preferred Stock is $4.00 per share of our common stock, subject to adjustment pursuant to customary anti-dilution provisions as contained in the Certificate of Designations.
Special Rights Upon a Change of Control
In connection with any Change of Control, defined in the Certificate of Designations but generally meaning (i) the consummation of any transaction the result of which is that any person, other than any Permitted Holder (as defined in the Certificate of Designations), becomes the beneficial owner of more than 50% of our voting stock, (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of our properties or assets, or (iii) the adoption of a plan relating to the liquidation or dissolution of Comstock, holders of Series B Preferred Stock may convert all but not less than all shares of Series B Preferred Stock into shares of common stock at the then-prevailing Conversion Rate. Alternatively, each holder may elect to require us to purchase not less than all of its shares of Series B Preferred Stock for cash at a purchase price per share equal to the Change of Control Cash Price (as defined in the Certificate of Designations). We will only be required to pay the Change of Control

Cash Price to the extent permitted by (i) the indenture dated May 3, 2017 by and among Covey Park, Covey Park Finance Corp., a Delaware corporation, and American Stock Transfer & Trust Company, LLC, as trustee, (ii) the indenture by and among Comstock, the subsidiary guarantors party thereto and American Stock Transfer & Trust Company, LLC, dated as of August 3, 2018, (iii) the indenture and supplemental indenture by and among Comstock, the subsidiaries guarantors party thereto and American Stock Transfer & Trust Company, LLC, dated as of June 23, 2020 and (iv) the indenture by and among Comstock, the subsidiaries guarantors party thereto and American Stock Transfer & Trust Company, LLC, dated as of March 4, 2021, each of which governs the terms of the Company's 7.5% Senior Notes due 2025, 9.75% Senior Notes due 2026 and 6.75% Senior Notes due 2029, respectively.
In addition, each holder may convert any or all shares of Series B Preferred Stock into shares of common stock at the Conversion Rate in connection with the consummation of a Change of Control or Take-Private Transaction (as defined in the Certificate of Designations) in which all of such holder’s shares are not redeemed in full for the Change of Control Cash Price or the Take-Private Cash Price, which is an amount equal to the Change of Control Cash Price except that the price paid per share of common stock in the applicable Take-Private Transaction shall be substituted for the closing sale price of the common stock on the trading day immediately prior to a Change of Control transaction in calculating the cash price per share.
Company Optional Redemption
At any time, but subject to the right of the holders to convert their shares of Series B Preferred Stock into common stock, we may elect to cause any and all shares of Series B Preferred Stock to be redeemed for cash at a redemption price equal to the Liquidation Value per share of Series B Preferred Stock, plus an amount equal to all accrued and unpaid dividends on such share. Customary notice and redemption procedure provisions apply. We may assign the right to exercise the optional redemption right to a third party, and such third party will be entitled to exercise such right on the same terms.
Future Classes or Series of Preferred Stock
The following description sets forth certain general terms and provisions of our authorized preferred stock. If we offer a new series of preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in an accompanying prospectus supplement, including the following terms:
•the series, the number of shares offered, and the liquidation value of the preferred stock;
•the price at which the preferred stock will be issued;
•the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;
•the liquidation preference of the preferred stock;
•the voting rights of the preferred stock;
•whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and
•any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.
The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.
Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:
•rank senior to our common stock as to dividend rights, liquidation preference, or both;

•have full or limited voting rights; and
•be convertible into shares of common stock or another series of preferred stock.
The issuance of additional preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Anti-Takeover Provisions
Our Articles of Incorporation and Amended and Restated Bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control of the Company or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.
Combination with Interested Stockholders Statute
Sections 78.411 to 78.444 of the Nevada Revised Statutes (N.R.S.), which apply to any Nevada corporation subject to the reporting requirements of Section 12 of the Exchange Act, including us, prohibits an "interested stockholder" from entering into specified types of business "combinations" with the Nevada corporation for two years, unless certain conditions are met. A "combination" includes:
•any merger of the corporation or any subsidiary of the corporation with an "interested stockholder," or any other entity, whether or not itself an "interested stockholder," which is, or after and as a result of the merger would be, an affiliate or associate of an "interested stockholder;"
•any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction, or a series of transactions, to or with an "interested stockholder" or any affiliate or associate of an "interested stockholder," of assets of the corporation or any subsidiary:
i)having an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s assets, determined on a consolidated basis;
ii)having an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or
iii)representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation; or
•the issuance or transfer by the corporation or any subsidiary, of any shares of the corporation or any subsidiary to an "interested stockholder" or any affiliate or associate of an "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation;
•the adoption of any plan, or proposal for the liquidation or dissolution of the corporation, under any agreement, arrangement or understanding, with the "interested stockholder," or any affiliate or associate of the "interested stockholder;"
•if any of the following actions occurs
i)a reclassification of the corporation’s securities, including, without limitation, any splitting of shares, share dividend, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;
ii)recapitalization of the corporation;
iii)merger or consolidation of the corporation with any subsidiary; or
iv)any other transaction, whether or not with or into or otherwise involving the interested stockholder;

under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; or
•any receipt by an "interested stockholder" or any affiliate or associate of an "interested stockholder," except proportionately as a stockholder of the corporation, of the benefit of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation.
An "interested stockholder" is a person who is:
•directly or indirectly, the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or
•an affiliate or associate of the corporation, which at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.
A corporation to which the Combinations with Interested Stockholders Statute applies may not engage in a "combination" within two years after the interested stockholder first became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder, or (ii)(a) the combination is approved by the board of directors and (b) at or after that time, the combination is approved at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the stockholders representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. If this approval is not obtained, the combination may be consummated after the two year period expires if either (i)(a) the combination or transaction by which the person first became an interested stockholder is approved by the board of directors before such person first became an interested stockholder, (b) the combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (c) the combination otherwise meets the requirements of the Combination with Interested Stockholders statute. Alternatively, a combination with an interested stockholder engaged in more than 2 years after the date the person first became an interested stockholder may be permissible if the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of common stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the completion of the combination, except in limited circumstances, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation.
Acquisition of Controlling Interest Statute
In addition, Nevada’s "Acquisition of Controlling Interest Statute," prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. Sections 78.378 to 78.3793 of the N.R.S. only apply to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, that do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect ten days following the acquisition of a controlling interest by an acquiror do not prohibit its application.
We do not intend to "do business" in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Therefore, we believe it is unlikely that this statute will apply to us. The statute specifies three thresholds:
•at least one-fifth but less than one-third;

•at least one-third but less than a majority; and
•a majority or more, of the outstanding voting power.
Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold (or within 90 days preceding the date thereof) become "control shares" which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.
If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.
Our Articles of Incorporation and Amended and Restated Bylaws do not currently permit us to redeem an acquiror’s shares under these circumstances. The Acquisition of Controlling Interest Statute also provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the "fair value" of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the N.R.S.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by such supplement.
We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either our senior obligations issued in one or more series and referred to herein as the senior debt securities, or our subordinated obligations issued in one or more series and referred to herein as the subordinated debt securities. The debt securities will be our general obligations. We may issue the debt securities offered hereby under one or more indentures, including our currently existing indentures, as one or as separate series, as specified in the applicable prospectus supplement(s).
The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture and the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The indenture, as supplemented, has been incorporated by reference as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the indenture.
General
The indenture may not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title and aggregate principal amount;

•	the date(s) when principal is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	the places where the principal and interest will be payable;

•	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	whether such debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of senior indebtedness;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities, as discussed below, or certificates;

•	any applicable material federal tax consequences;

•	the dates on which premiums, if any, will be payable;

•	our right, if any, to defer payment of interest and the maximum length of such deferral period;

•	any paying agents, transfer agents, registrars, or trustees (except as provided for herein);

•	any listing on a securities exchange;

•	if convertible into common stock or preferred stock, the terms on which such debt securities are convertible;

•	the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of debt securities of any properties, assets, proceeds, securities, or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as then in effect;

•	restrictions on the declaration of dividends, if any;

•	restrictions on issuing additional debt, if any;

•	material limitations or qualifications on the debt securities imposed by the rights of any of our other securities, if any;

•	the initial offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.
The terms of the debt securities of any series may differ, and without the consent of the holders of the debt securities of any series, we may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.
Non-U.S. Currency
If the purchase price of any debt securities is payable in a currency other than United States dollars ("U.S. dollars") or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

Original Issue Discount Securities
Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. Original issue discount securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Certain material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
Covenants
Under the indenture, we will be required to:

•	pay the principal, interest, and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year, reviewing our obligations under the indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest, or any premium.
Any additional covenants will be described in the applicable prospectus supplement.
Registration and Transfer
Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and such registered securities will be issued in denominations of $1,000 or any integral multiple thereof.
Unless otherwise indicated in a prospectus supplement, we will pay interest on the debt securities to the persons who are their registered holders at the close of business on a certain date preceding the respective interest payment date. We will not be required to register the transfer or exchange of debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of or an offer to repurchase debt securities of that series or 15 days before an interest payment date.
Ranking of Debt Securities
The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The subordinated debt securities will be obligations of ours and will be subordinated in right of payment to all existing and future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of senior indebtedness applicable to the subordinated debt securities, and will set forth the approximate amount of such senior indebtedness outstanding as of a recent date.
Subsidiary Guarantors
One or more of our subsidiaries may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in the applicable prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible subsidiary guarantors. The term "subsidiary guarantors" with respect to a series of debt securities refers to our subsidiaries that guaranty such series of debt securities. The applicable prospectus supplement will name the subsidiary guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the subsidiary guarantors.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company, as depository. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

•	by the depository to a nominee of such depository;

•	by a nominee of such depository to such depository or another nominee of such depository; or

•	by such depository, or any such nominee to a successor of such depository, or a nominee of such successor.
The specific terms of the depository arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement.
Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any authorization, demand, direction, notice, consent, or waiver under the indenture, the amount of outstanding debt securities will be calculated based on the following:

•	the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such original issue discount security as of the date of such determination;

•	the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such debt security, of the principal amount of such debt security; and

•	any debt security owned by us or any obligor on such debt security or any affiliate of us or such other obligor shall be deemed not to be outstanding.
Redemption and Repurchase
The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock, or other debt securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.
Consolidation, Merger and Sale of Assets
The indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, the indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.
We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name.
 Events of Default
Unless otherwise specified in the applicable prospectus supplement, an event of default, as defined in the indenture and applicable to debt securities issued under such indenture, typically will occur with respect to the debt securities of any series under the indenture upon:

•	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any debt security of such series;

•	default in payment of principal or any premium with respect to any debt security of such series when due upon maturity, redemption, repurchase at the option of the holder, or otherwise;

•	default by us in the performance, or breach, of any other covenant or warranty in the indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the indenture;

•	certain events of bankruptcy, insolvency, or reorganization of Comstock or our subsidiary guarantors; or

•	any other event of default that may be set forth in the applicable prospectus supplement, including an event of default based on other debt being accelerated, known as a "cross-acceleration."
No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. If the trustee considers it in the interest of the holders to do so, the trustee under an indenture may withhold notice of the occurrence of a default with respect to the debt securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, or interest, if any.
The indenture will provide that if an event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of such series then outstanding may declare the principal amount of all the debt securities of such series to be due and payable immediately. In the case of original issue discount securities, the trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the debt securities of all series issued under the indenture.
The applicable prospectus supplement will provide the terms pursuant to which an event of default shall result in acceleration of the payment of principal of debt securities.
In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any debt securities of any series, the applicable trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.
No holder of any of the debt securities of any series will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of such series:

•	have made written request to the trustee to institute such proceeding as trustee, and offered reasonable indemnity to the trustee;

•	the trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice; and

•	the trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding debt securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on the debt security on or after the respective due dates expressed in the debt security.
During the existence of an event of default under an indenture, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of at least a fixed percentage in principal amount of the outstanding debt securities of any series have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to such series.
The indenture provides that the trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the debt securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any debt security of such series when due or in the case of any default in the payment of any interest on the debt securities of such series.
We will be required to furnish to the trustee annually a statement as to compliance with all conditions and covenants under the indenture.
Modification and Waivers
From time to time, when authorized by resolutions of our board of directors and by the trustee, we may, without the consent of the holders of debt securities of any series, amend, waive, or supplement the indenture and the debt securities of such series for certain specified purposes, including, among other things:

•	to cure ambiguities, defects, or inconsistencies;

•	to provide for the assumption of our obligations to holders of the debt securities of such series in the case of a merger or consolidation;

•	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of such series;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to add subsidiary guarantors with respect to the debt securities of such series;

•	to release any subsidiary guarantor from its obligations under its guarantee in compliance with the terms of the indenture;

•	to secure the debt securities of such series;

•	to maintain the qualification of the indenture under the Trust Indenture Act; or

•	to make any change that does not adversely affect the rights of any holder.
Other amendments and modifications of the indenture or the debt securities issued thereunder may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding debt security affected, no such modification or amendment may:

•	reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase, or sinking fund provision of the debt securities;

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	change the currency in which any debt securities, or any premium or the accrued interest thereon is payable;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement, or waiver or consent to take any action under the indenture or the debt securities of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	waive a default in payment with respect to the debt securities or any subsidiary guarantee; or

•	reduce the rate or extend the time for payment of interest on the debt securities.
The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the relevant indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of the holders of each outstanding debt security of the series affected.
Discharge, Defeasance and Covenant Defeasance
When we establish a series of debt securities, we may provide that such series is subject to the defeasance and discharge provisions of the indenture. If those provisions are made applicable, we may elect either:

•	to terminate and be discharged from all of our obligations with respect to those debt securities subject to some limitations; or

•	to be released from our obligations to comply with specified covenants relating to those debt securities, as described in the applicable prospectus supplement.
To effect that defeasance, or covenant defeasance, we must irrevocably deposit in trust with the relevant trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or similar payments on those debt securities. This deposit may be made in any combination of funds or government obligations. On such a defeasance, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.
To establish such a trust, we must deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

•	will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred (and, in the case of defeasance, such opinion must be based upon a published ruling of the Internal Revenue Service or a change in applicable income tax laws).

If we effect covenant defeasance with respect to any debt securities, the amount of deposit with the relevant trustee must be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity, if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
American Stock Transfer & Trust Company, LLC serves as the trustee under the indentures for our outstanding senior notes. We may enter into indentures with American Stock Transfer & Trust Company, LLC or any other trustee that is qualified to act under the Trust Indenture Act and appointed in a supplemental indenture for a particular series of debt securities. Notice to the existing trustee should be directed to its Corporate Trust Department, located at 6201 15th Avenue, Brooklyn, NY 11219; Attention: Corporate Trust Department c/o Legal Department, 48 Wall Street, 22nd Floor, New York, NY 10005.
Regarding the Trustees
The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims as security or otherwise. Each trustee is permitted to engage in other transactions with us from time to time, provided that, if such trustee becomes subject to any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default under the relevant indenture, or else resign as trustee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	any changes or adjustments to the exercise price;

•	the number and type of securities or other rights purchasable upon exercise of such warrants, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing;

•	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, or warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

•	to or through underwriters, including underwriting syndicates represented by managing underwriters;

•	to or through dealers, brokers, placement agents or other agents;

•	directly to purchasers, including institutional investors and our affiliates in negotiated sales or in competitively bid transactions;

•	in "at-the-market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.
Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to the offering of the respective securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers, or agents;

•	the purchase price of the securities and the estimated net proceeds to us from such sales;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any underwriting fees, discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

•	any initial public offering price, if applicable;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	any delayed delivery arrangements;

•	in the case of debt securities, the interest rate, maturity, and redemption provisions; and

•	any securities exchanges on which the securities may be listed.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Sales Through Underwriters or Dealers
If securities are offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms, unless otherwise stated in an applicable prospectus supplement, the obligations of such underwriters to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement filed at the time of the offering. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act, and such transactions may be discontinued at any time by the underwriters. We may use underwriters who may engage in transactions with and perform services for us or our affiliates in the ordinary course of business. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
If dealers are used, we will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Sales Through Agents
Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter as that term is defined in the Securities Act.
Direct Sales
We may solicit offers to purchase securities directly from the public from time to time. Additionally, if so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
General Information
Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the NYSE under the symbol "CRK." Our Preferred Stock is not listed on any exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.
The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.
Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS
Certain legal matters in connection with the offering described in this prospectus will be passed upon for us by Locke Lord LLP, Dallas, Texas, and by Woodburn & Wedge, Reno, Nevada, with respect to matters of Nevada law. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
Estimated quantities of our proved oil and gas reserves and the net present value of such reserves incorporated by reference into this prospectus have been derived from reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. for our Haynesville/Bossier shale properties as of December 31, 2019 and 2020 and by Lee Keeling & Associates for all other properties as of December 31, 2018, 2019 and 2020, and all such information has been so included on the authority of each firm as an expert regarding the matters contained in its reports.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The rules of the SEC allow us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2021, incorporated by reference therein;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed May 6, 2021; and
•The description of our common stock, par value $0.50 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-03262) filed with the SEC on December 6, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any other information furnished under Item 9.01, on any Current Report on Form 8-K, which is not deemed "filed" with the SEC), including all filings made after the date of this prospectus and prior to the effectiveness of the registration statement, shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:
Comstock Resources, Inc.
Attention: Roland O. Burns, President
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone number: (972) 668-8800

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act, which are available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are also available free of charge through our website at http://www.comstockresources.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.
This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act with regard to the offering of securities described in this prospectus. We have also filed exhibits and schedules to the registration statement and you should refer to such applicable exhibits or schedules for a complete description or statements pertaining to any contract or other document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, all of which will be borne by the Company, in connection with the sale and distribution of the securities being registered.

SEC registration fee	$109,100
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Registrants incorporated or organized in Nevada
Comstock Resources, Inc.
Section 78.7502 of the Nevada Revised Statutes ("N.R.S.") permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.
With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.
Section 78.751 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Article VI, "Indemnification of Directors, Officers, Employees and Agents," of the Company's Amended and Restated Bylaws, as amended, provides as follows with respect to indemnification of the Company's directors, officers, employees and agents:
Section 1. To the fullest extent allowed by Nevada law, any director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:
(a) an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or
(b) the payment of dividends in violation of N.R.S. 78.300.
Section 2. The Company shall indemnify each director, officer, employee and agent, now or hereafter serving the Company, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Company's request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term "expenses" shall include but not be limited to all expenses, costs, attorneys' fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Company. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Company shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Company; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Company in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provision of these Bylaws, the Company, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.
Section 3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee, representative or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in these Bylaws.
Section 4. The Company may indemnify each person, though he is not or was not a director, officer, employee or agent of the Company, who served at the request of the Company on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Company.
Section 5. The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
Section 6. The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 4 of this Article VI above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Bylaws.
Comstock Oil & Gas, LLC and Comstock Oil & Gas-Louisiana, LLC
Section 86.371 of the N.R.S. provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.
Section 86.411 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
Section 86.421 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 86.431 of the N.R.S. provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a valid determination that indemnification is proper in the circumstances.
Section 86.441 of the N.R.S. states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.
Section 86.451 of the N.R.S. provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 86.421 of the N.R.S. or for the advancement of expenses made pursuant to Section 86.441 of the N.R.S., may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
Section 86.461 of the N.R.S. permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.
The Comstock Oil & Gas, LLC and Comstock Oil & Gas-Louisiana, LLC operating agreements each in effect generally provides that the company shall indemnify its members or managers, respectively, to the fullest extent permitted by and in accordance with the applicable provisions of the N.R.S.
Item 16.    Exhibits.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.
2.1
Contribution Agreement dated May 9, 2018, by and among Arkoma Drilling, L.P., Williston Drilling, L.P. and the Company (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K/A dated May 9, 2018).

2.2
Amendment No. 1 to the Contribution Agreement, dated as of August 14, 2018, by and among Arkoma Drilling, L.P., Williston Drilling, L.P. and the Company (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K dated August 13, 2018).

2.3
Agreement and Plan of Merger, dated June 7, 2019, by and among the Company, Covey Park Energy LLC, New Covey Park Energy LLC and Covey Park Energy Holdings LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K dated June 7, 2019).

2.4
First Amendment to Agreement and Plan of Merger, dated July 15, 2019, by and among the Company, Covey Park Energy LLC, New Covey Park Energy LLC and Covey Park Energy Holdings LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated July 15, 2019).

3.1	Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 13, 2018).
3.2	Amendment to Second Amended and Restated Articles of Incorporation of the Company, dated July 16, 2019 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated July 15, 2019).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 21, 2014).
3.4	First Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 17, 2018).
3.5	Amendment No. 2 to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated July 15, 2019).
4.1	Form of Indenture for the Debt Securities registered hereby (incorporated by reference to Exhibit 4.17 to the Registration Statement on Form S-3 filed April 25, 2017).

4.2	Indenture dated May 3, 2017 between Covey Park Energy LLC, Covey Park Finance Corp. and Wells Fargo Bank National Association, as trustee, for the 7.5% Senior Notes due 2025 (incorporated by reference to Exhibit 4.7 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019).
4.3
Supplemental Indenture dated July 16, 2019 among the Company and Wells Fargo Bank National Association for the 7.5% Senior Notes due 2025 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 15, 2019).

4.4
Supplemental Indenture dated July 16, 2019 among the Company, the Guaranteeing Subsidiaries and Wells Fargo Bank National Association for the 7.5% Senior Notes due 2025 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated July 15, 2019).

4.5	Instrument of Resignation, Appointment and Acceptance dated as of July 16, 2019 among the Company, the Subsidiary Guarantors named therein, Wells Fargo Bank, N.A. and American Stock Transfer & Trust Company LLC (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated July 15, 2019).
4.6
Indenture, dated as of August 3, 2018, by and between Comstock Escrow Corporation, as issuer, and American Stock Transfer & Trust Company LLC, as trustee (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K dated August 3, 2018).

4.7
First Supplemental Indenture dated August 14, 2018 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC, as trustee for the 9.75% Senior Notes due 2026 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated August 13, 2018).

4.8
Supplemental Indenture dated July 16, 2019 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC for the 9.75% Senior Notes due 2026 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated July 15, 2019).

4.9
Indenture, dated June 23, 2020, by and among the Company, the Guaranteeing Subsidiaries and American Stock & Transfer Trust Company, LLC for the 9.75% Senior Notes due 2026 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated June 23, 2020).

4.10
Supplemental Indenture, dated June 23, 2020 by and among the Company, the Guaranteeing Subsidiaries and American Stock Transfer & Trust Company, LLC for the 9.75% Senior Notes due 2026 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated June 23, 2020).

4.11	Second Supplemental Indenture, dated March 4, 2021, by and among the Company, each of the Guaranteeing Subsidiaries and American Stock Transfer & Trust Company, LLC for the 9.75% Senior Notes due 2026 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated March 4, 2021).
4.12	Indenture, dated March 4, 2021, by and among the Company, each of the Guaranteeing Subsidiaries and American Stock Transfer & Trust Company, LLC for the 6.75% Senior Unsecured Notes due 2029 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 4, 2021).
4.13	Certificate of Designations of the Series B Redeemable Convertible Preferred Stock (incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K dated July 15, 2019).
4.14
Shareholders Agreement, dated June 7, 2019, by and among the Company, Arkoma Drilling CP, LLC, Williston Drilling CP, LLC, Arkoma Drilling, L.P., Williston Drilling, L.P., New Covey Park Energy LLC and Jerral W. Jones (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated June 10, 2019).

4.15	Description of Securities (incorporated by reference to Exhibit 4.12 to our Annual Report on Form 10-K filed February 17, 2021).
4.14**	Form of Certificate of Designation for preferred stock, including any specimen preferred stock certificate.
4.15**	Form of Warrant Agreement, including form of Warrant.
4.16**	Form of Unit Agreement for the Units registered hereby.
5.1*	Opinion of Locke Lord LLP.
5.2*	Opinion of Woodburn and Wedge.
23.1*..	Consent of Locke Lord LLP (included in Exhibit 5.1).
23.2*..	Consent of Woodburn and Wedge (contained in Exhibit 5.2).
23.3*..	Consent of Ernst & Young LLP.
23.4*..	Consent of Independent Petroleum Engineers Lee Keeling & Associates, Inc.
23.5*..	Consent of Independent Petroleum Engineers Netherland, Sewell & Associates, Inc.
24.1*..	Power of Attorney (Included on the Signature Pages to the Registration Statement).
25.1....	Statement of Eligibility of Trustee under the Indenture on Form T-1. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under the electronic form type 305B2.

* Filed herewith.
** To be filed by amendment or as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein, if applicable.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on May 17, 2021.

COMSTOCK RESOURCES, INC.

By:	/s/ M. Jay Allison
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Chairman	May 17, 2021
M. Jay Allison	of the Board of Directors (Principal Executive Officer)

/s/ Roland O. Burns	President, Chief Financial Officer,	May 17, 2021
Roland O. Burns	Secretary and Director (Principal Financial and Accounting Officer)

/s/ Elizabeth B. Davis	Director	May 17, 2021
Elizabeth B. Davis

/s/ Morris E. Foster	Director	May 17, 2021
Morris E. Foster

/s/ Jim L. Turner	Director	May 17, 2021
Jim L. Turner

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on May 17, 2021.

COMSTOCK OIL & GAS, LLC
COMSTOCK OIL & GAS LOUISIANA, LLC

By:	/s/ M. Jay Allison
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Chairman	May 17, 2021
M. Jay Allison	of the Board of Directors (Principal Executive Officer)

/s/ Roland O. Burns	President, Chief Financial Officer,	May 17, 2021
Roland O. Burns	Secretary and Director (Principal Financial and Accounting Officer)